As filed with the Securities and Exchange Commission on August 17, 2004

                                                Registration No. 333-
 ==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                        CARRINGTON LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)


                Texas                                75-1435663
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

        2001 Walnut Hill Lane
          Irving, Texas                                75038
  (Address of Principal Executive Offices)           (Zip Code)


             CARRINGTON LABORATORIES, INC. 2004 STOCK OPTION PLAN
                           (Full title of the plan)


                             Robert W. Schnitzius
                           Chief Financial Officer
                        Carrington Laboratories, Inc.
                            2001 Walnut Hill Lane
                             Irving, Texas  75038
                   (Name and address of agent for service)

                                (972) 518-1300
                         (Telephone number, including
                       area code, of agent for service)

                                   Copy to:
                            Peter A. Lodwick, Esq.
                           Thompson & Knight L.L.P.
                       1700 Pacific Avenue, Suite 3300
                             Dallas, Texas  75201
                                (214) 969-1700


                       CALCULATION OF REGISTRATION FEE

 ==============================================================================
   Title of        Amount     Proposed maximum      Proposed         Amount of
 securities to     to be       offering price   maximum aggregate  registration
 be registered   registered      per share       offering price         fee
 ------------------------------------------------------------------------------

 Common Stock,     500,000       $3.68 (3)       $1,840,000 (3)       $233.13
 $.01 par value  shares (1)(2)
   per share
 ==============================================================================

 (1) Pursuant to Rule 416 promulgated under the Securities Act, the offering and sale of shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

 (2) Includes an indeterminate number of preferred share purchase rights issuable pursuant to the Registrant's shareholder rights agreement, which rights will be transferable only with shares of Common Stock registered hereunder and issued pursuant to the Registrant's 2004 Stock Option Plan.

 (3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low sales prices of the Common Stock reported in the consolidated reporting system for the Nasdaq National Market on August 11, 2004.

 ==============================================================================

                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


 Item 1. Plan Information
         ----------------
      The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant's 2004 Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


 Item 2. Registrant Information and Employee Plan Information
         ----------------------------------------------------
      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), any of the other documents required to be delivered to employees pursuant to Rule 428(b) or additional information about the Registrant's 2004 Stock Option Plan are available without charge by contacting:

                             Robert W. Schnitzius
                           Chief Financial Officer
                        Carrington Laboratories, Inc.
                            2001 Walnut Hill Lane
                             Irving, Texas  75038


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3. Documents Incorporated by Reference
         -----------------------------------
      The following documents filed or to be filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003.

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

      (c) The Registrant's Current Reports on Form 8-K filed on December 28, 2003, April 22, 2004, and August 12, 2004.

      (d) All other reports filed pursuant to Section 13(a) or 15(d) or the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above.

      (e) The description of the Registrant's Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A/A filed on December 18, 2003.

      (f) The description of the Registrant's preferred share purchase rights (which rights are transferable only with related shares of Common Stock) contained in the Registrant's Registration Statement on Form 8-A/A filed on December 18, 2003, including any amendment or report filed for the purpose of updating such description.

      (g) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


 Item 4. Description of Securities
         -------------------------
      Not Applicable


 Item 5. Interests of Named Experts and Counsel
         --------------------------------------
      Not Applicable


 Item 6. Indemnification of Officers and Directors
         -----------------------------------------
      The Registrant is  a Texas corporation.   Under Article  2.02-1 of  the
 Texas Business Corporation Act, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

      Reference is made to Article Nine of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

      Pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the Restated Articles of Incorporation of the Registrant limit the personal liability of the directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty under certain circumstances.

      The Registrant maintains a directors' and officers' liability insurance policy insuring its directors and officers against certain liabilities and expenses incurred by them in their capacities as such and insuring the Registrant, under certain circumstances, in the event that indemnification payments are made by the Registrant to such directors and officers.

      The foregoing summaries are necessarily subject to the complete text of the statute, bylaws, articles of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.


 Item 7. Exemption from Registration Claimed
         -----------------------------------
      Not Applicable


 Item 8. Exhibits
         --------
      In addition to the exhibits incorporated herein by reference to the exhibits filed with or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement:

      4.1  Carrington Laboratories, Inc. 2004 Stock Option Plan.

      5.1  Opinion of Thompson & Knight L.L.P.

      23.1 Consent of Grant Thornton LLP.

      23.2 Consent of Ernst & Young LLP.

      23.3 Consent of Thompson & Knight L.L.P. (included in Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page of this Registration Statement).


 Item 9. Undertakings.
         -------------
 (a)       The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           [Signature Page Follows]

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 17, 2004.

                                 CARRINGTON LABORATORIES, INC.

                                 By:  /s/ Carlton E. Turner
                                 -------------------------------------
                                 Carlton E. Turner, Ph.D., D.Sc.
                                 President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Carlton E. Turner and Robert W. Schnitzius, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our names and on our behalf, in the capacities indicated below, any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

          Signature             Capacity in Which Signed           Date
 ----------------------------  -----------------------------  ---------------

 /s/ Carlton E. Turner         President, Chief Executive     August 17, 2004
 -------------------------     Officer and Director
 Carlton E. Turner, Ph.D.,     (principal executive officer)
 D. Sc.

 /s/ Robert W. Schnitzius      Vice President and Chief       August 17, 2004
 -------------------------     Financial Officer
 Robert W. Schnitzius          (principal financial and
                               accounting officer)

 /s/ Ronald R. Blanck          Director                       August 17, 2004
 -------------------------
 Ronald R. Blanck, D.O.

 /s/ R. Dale Bowerman          Director                       August 17, 2004
 -------------------------
 R. Dale Bowerman

 /s/ George DeMott             Director                       August 17, 2004
 -------------------------
 George DeMott

 /s/ Thomas J. Marquez         Director                       August 17, 2004
 -------------------------
 Thomas J. Marquez

 /s/ Edwin Meese, III          Director                       August 17, 2004
 -------------------------
 Edwin Meese, III

 /s/ Selvi Vescovi             Director                       August 17, 2004
 -------------------------
 Selvi Vescovi



                              INDEX TO EXHIBITS


  Exhibit
  Number   Exhibit
  -------  -------
   4.1     Carrington Laboratories, Inc. 2004 Stock Option Plan.

   5.1     Opinion of Thompson & Knight L.L.P.

   23.1    Consent of Grant Thornton LLP.

   23.2    Consent of Ernst & Young LLP.

   23.3    Consent of Thompson & Knight L.L.P. (included in Exhibit 5.1).

   24.1 Power of Attorney (included on the signature page of this Registration Statement).